Exhibit 99.1

FORTUNE BRANDS, INC.

INTRODUCTION TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements of Fortune Brands, Inc. (“Fortune Brands” or “the Company”) give effect to the sale of the Acushnet Company golf business segment. The Acushnet golf business has been accounted for as a discontinued operation in accordance with Accounting Standards Codification (ASC) 205, “Presentation of Financial Statements,” as of May 20, 2011. On July 29, 2011, the Company completed the sale of the Acushnet Company golf business to a company formed by Fila Korea Ltd. and Mirae Asset Private Equity of Korea. The purchase price is $1.225 billion in cash. The purchase price is subject to certain post-closing adjustments. Fortune Brands estimates it will realize net proceeds of approximately $1.1 billion after taxes and expenses.

The historical financial information of Fortune Brands set forth below has been derived from the historical audited and unaudited consolidated financial statements of Fortune Brands included in the Annual Report on Form 10-K for the year ended December 31, 2010 and the Quarterly Report filed on Form 10-Q for the quarter ended March 31, 2011. The unaudited pro forma consolidated statements of income were prepared as if the transaction occurred as of January 1, 2008. The impact of the anticipated use of net proceeds to repurchase debt securities is included in the unaudited pro forma consolidated statements of income for the three months ended March 31, 2011 and the year ended December 31, 2010. The unaudited pro forma consolidated balance sheet as of March 31, 2011 was prepared as if the transaction occurred on that date. Pro forma income statements for the three most recent periods are presented because the treatment of the Acushnet Company golf business as a discontinued operation has not yet been reflected in the historical information of Fortune Brands.

The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable as of the date of this filing. However, actual adjustments may differ materially from the information presented. The adjustments are directly attributable to the transaction and are expected to have a continuing impact on the financial position and results of operations of Fortune Brands. The statements of income do not reflect any adjustments for non-recurring items. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made.

The unaudited pro forma financial information, including notes thereto, should be read in conjunction with the historical financial statements of Fortune Brands included in our Annual Report on Form 10-K for the year ended December 31, 2010 and the unaudited financial statements filed in our Quarterly Report on Form 10-Q for the three months ended March 31, 2011.

The unaudited pro forma consolidated financial statements presented do not purport to represent what the results of operations or financial position of Fortune Brands would actually have been had the transaction occurred on the dates presented nor is it intended to be indicative of future results of operations or financial position of Fortune Brands.

FORTUNE BRANDS, INC.

Unaudited Pro Forma Consolidated Statement of Income

Three Months ended March 31, 2011

(In millions, except per share amounts)

	As Reported	Less: Discontinued Operations (a)	Continuing Operations	Pro Forma Adjustments (b)	Pro Forma

Net sales	$1,757.4	$(370.1)	$1,387.3		$1,387.3

Cost of products sold	933.0	(189.1)	743.9		743.9
Excise taxes on spirits and wine	148.9	—	148.9		148.9
Advertising, selling, general and administrative expenses	495.3	(137.6)	357.7		357.7
Amortization of intangible assets	7.6	—	7.6		7.6
Restructuring charges	2.6	(0.1)	2.5		2.5
Business separation costs	9.5	—	9.5		9.5

Operating income	160.5	(43.3)	117.2		117.2

Interest expense	46.6	(2.9)	43.7	$(10.1)	33.6
Other expense (income), net	1.3	(0.3)	1.0		1.0

Income before taxes	112.6	(40.1)	72.5	10.1	82.6
Income taxes	29.4	(9.8)	19.6	3.9	23.5

Net income from continuing operations	83.2	(30.3)	52.9	6.2	59.1
Less: Noncontrolling interests	2.0	(1.7)	0.3		0.3

Net income from continuing operations and attributable to Fortune Brands	$81.2	$(28.6)	$52.6	$6.2	$58.8

Earnings per common share
Basic	$0.53	$(0.19)	$0.34	$0.04	$0.38
Diluted	$0.52	$(0.18)	$0.34	$0.04	$0.38

Average number of common shares outstanding
Basic	153.7		153.7		153.7
Diluted	156.6		156.6		156.6

FORTUNE BRANDS, INC.

Unaudited Pro Forma Consolidated Statement of Income

Twelve Months ended December 31, 2010

(In millions, except per share amounts)

	As Reported	Less: Discontinued Operations (a)	Continuing Operations	Pro Forma Adjustments (c)	Pro Forma

Net sales	$7,141.5	$(1,241.5)	$5,900.0		$5,900.0

Cost of products sold	3,688.4	(645.0)	3,043.4		3,043.4
Excise taxes on spirits and wine	571.0	—	571.0		571.0
Advertising, selling, general and administrative expenses	2,055.2	(517.6)	1,537.6		1,537.6
Amortization of intangibles	32.2	(0.2)	32.0		32.0
Restructuring charges	26.1	(2.7)	23.4		23.4
Loss on the sale of brands and related assets, net	4.7	11.3	16.0		16.0

Operating income	763.9	(87.3)	676.6		676.6

Interest expense	213.8	(11.8)	202.0	$(40.3)	161.7
Other (income) expense, net	(37.5)	3.3	(34.2)		(34.2)

Income before taxes	587.6	(78.8)	508.8	40.3	549.1
Income taxes	91.6	(16.1)	75.5	15.5	91.0

Net income from continuing operations	496.0	(62.7)	433.3	24.8	458.1
Less: Noncontrolling interests	8.4	(7.2)	1.2		1.2

Net income from continuing operations and attributable to Fortune Brands	$487.6	$(55.5)	$432.1	24.8	$456.9

Earnings per common share
Basic	$3.20	$(0.37)	$2.83	$0.17	$3.00
Diluted	$3.16	$(0.36)	$2.80	$0.16	$2.96

Average number of common shares outstanding
Basic	152.4		152.4		152.4
Diluted	154.3		154.3		154.3

FORTUNE BRANDS, INC.

Unaudited Pro Forma Consolidated Statement of Income

Twelve Months ended December 31, 2009

(In millions, except per share amounts)

	As Reported	Less: Discontinued Operations (a)	Continuing Operations

Net sales	$6,694.7	$(1,218.3)	$5,476.4

Cost of products sold	3,550.5	(666.0)	2,884.5
Excise taxes on spirits and wine	489.3	—	489.3
Advertising, selling, general and administrative expenses	1,941.6	(497.7)	1,443.9
Amortization of intangibles	33.7	(0.3)	33.4
Restructuring charges	81.9	(31.3)	50.6
Asset impairment charges	92.5	—	92.5

Operating income	505.2	(23.0)	482.2

Interest expense	215.8	(11.8)	204.0
Other expense (income), net	6.0	0.4	6.4

Income before taxes	283.4	(11.6)	271.8
Income taxes	36.3	9.5	45.8

Net income from continuing operations	247.1	(21.1)	226.0
Less: Noncontrolling interests	4.3	(3.5)	0.8

Net income from continuing operations and attributable to Fortune Brands	$242.8	$(17.6)	$225.2

Earnings per common share
Basic	$1.61	$(0.11)	$1.50
Diluted	$1.60	$(0.12)	$1.48

Average number of common shares outstanding
Basic	150.3		150.3
Diluted	151.8		151.8

FORTUNE BRANDS, INC.

Unaudited Pro Forma Consolidated Statement of Income

Twelve Months ended December 31, 2008

(In millions, except per share amounts)

	As Reported	Less: Discontinued Operations (a)	Continuing Operations

Net sales	$7,608.9	$(1,368.9)	$6,240.0

Cost of products sold	4,044.8	(715.2)	3,329.6
Excise taxes on spirits and wine	503.8	—	503.8
Advertising, selling, general and administrative expenses	1,997.8	(528.1)	1,469.7
Amortization of intangibles	49.6	(0.3)	49.3
Restructuring charges	81.8	—	81.8
Asset impairment charges	785.5	—	785.5

Operating income	145.6	(125.3)	20.3

Interest expense	237.1	(14.6)	222.5
Other (income) expense, net	(279.9)	6.7	(273.2)

Income before taxes	188.4	(117.4)	71.0
Income taxes	95.6	(31.5)	64.1

Net income from continuing operations	92.8	(85.9)	6.9
Less: Noncontrolling interests	(65.8)	(5.7)	(71.5)

Net income from continuing operations and attributable to Fortune Brands	$158.6	$(80.2)	$78.4

Earnings per common share
Basic	$1.04	$(0.53)	$0.51
Diluted	$1.03	$(0.52)	$0.51

Average number of common shares outstanding
Basic	151.7		151.7
Diluted	153.7		153.7

FORTUNE BRANDS, INC.

Unaudited Pro Forma Consolidated Balance Sheet

March 31, 2011

(In millions)

	As Reported	Less: Discontinued Operations (note d)	Adjustments (note e)	Pro Forma

Assets
Current assets
Cash and cash equivalents	$269.2	$1,200.0	$(1,010.0)	$459.2
Accounts receivable, net	1,078.9	(283.0)		795.9

Inventory
Maturing spirits	1,316.6	—		1,316.6
Other raw materials, supplies and work in process	351.7	(56.5)		295.2
Finished products	503.1	(178.5)		324.6

	2,171.4	(235.0)		1,936.4

Other current assets	457.3	(80.7)	3.8	380.4

Total current assets	3,976.8	601.3	(1,006.2)	3,571.9

Property, plant and equipment, net	1,437.2	(209.6)		1,227.6

Goodwill resulting from business acquisitions	3,685.2	(10.6)		3,674.6

Other intangible assets resulting from business acquisitions, net	3,107.8	(22.6)		3,085.2

Other assets	316.0	(101.7)		214.3

Total assets	$12,523.0	$256.8	$(1,006.2)	$11,773.6

Liabilities and stockholders’ equity
Current liabilities
Notes payable to banks	$57.4	$(34.1)		$23.3
Bank lines of credit	280.0	—		280.0
Accounts payable	486.8	(83.4)		403.4
Other current liabilities	851.7	(47.4)	$(41.8)	762.5

Total current liabilities	1,675.9	(164.9)	(41.8)	1,469.2

Long-term debt	3,671.3	—	(900.0)	2,771.3
Deferred income taxes	674.6	(1.7)		672.9
Accrued pension and postretirement benefits	335.5	(106.6)		228.9
Other non-current liabilities	263.1	(4.4)		258.7

Total liabilities	6,620.4	(277.6)	(941.8)	5,401.0

	As Reported	Less: Discontinued Operations (note d)	Adjustments (note e)	Pro Forma

Equity
Fortune Brands stockholders’ equity
$2.67 Convertible Preferred stock	4.9	—		4.9
Common stock	734.0	—		734.0
Paid-in capital	829.9	—	10.0	839.9
Accumulated other comprehensive income	(46.2)	9.4		(36.8)
Retained earnings	7,550.4	540.0	(74.4)	8,016.0
Treasury stock, at cost	(3,188.4)	—		(3,188.4)

Total Fortune Brands stockholders’ equity	5,884.6	549.4	(64.4)	6,369.6

Noncontrolling interests	18.0	(15.0)		3.0

Total stockholders’ equity	5,902.6	534.4	(64.4)	6,372.6

Total liabilities and stockholders’ equity	$12,523.0	$256.8	$(1,006.2)	$11,773.6

FORTUNE BRANDS, INC.

Notes to the Unaudited Pro Forma Consolidated Financial Statements

(a)	The Discontinued Operations columns represent the historical financial results of the Acushnet Company golf business in accordance with ASC 205, “Presentation of Financial Statements,” including the allocation of interest expense associated with Fortune Brands outstanding debt based on the ratio of net assets of the Acushnet Company golf business to the sum of Fortune Brands total net assets plus consolidated debt other than debt directly attributable to other operations of Fortune Brands.

(b)	The Company expects to use approximately $1.0 billion of net proceeds from the sale to repurchase $900 million of debt securities. The Pro Forma adjustment for the three months ended March 31, 2011 represents the impact of interest expense savings on $900 million at a weighted-average rate of 5.755% and is net of elimination of the pretax interest expense allocation from Fortune Brands in the amount of $2.8 million. The Company expects to incur a loss of approximately $110 million on the retirement of the debt securities, which is not included in the pro forma statements of income in accordance with Article 11 of Regulation S-X.

(c)	The Company expects to use approximately $1.0 billion of net proceeds from the sale to repurchase $900 million of debt securities. The Pro Forma adjustment for the twelve months ended December 31, 2011 represents the impact of interest expense savings on $900 million at the weighted-average annual rate of 5.755%, and is net of elimination of the pretax interest expense allocation from Fortune Brands in the amount of $11.5 million. The Company expects to incur a loss of approximately $110 million on the retirement of the debt securities, which is not included in the pro forma statements of income in accordance with Article 11 of Regulation S-X.

(d)	The Pro Forma adjustments represent the elimination of the assets and liabilities of the Acushnet Company golf business as if the transaction had occurred on March 31, 2011, including the proceeds of approximately $1.1 billion net of taxes, resulting in a gain of approximately $325 million after income tax expense of approximately $180 million. In addition, the sale will result in the recognition of an income tax benefit of approximately $215 million due to the reduction of a valuation allowance on deferred tax assets as a result of realization of capital loss carryforward benefits. This estimate is based on the information as of July 29, 2011. The actual after-tax gain may differ.

(e)	The Pro Forma adjustments reflect the use of net proceeds of $1.0 billion to retire debt securities, as well as the impact of the acceleration of stock-based compensation expense and the realization of the deferred tax assets. The Pro Forma adjustments assume that a premium of approximately $110 million ($68.2 million after tax) is paid to retire debt with a face value of $900 million.